UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 13, 2009 (April 7, 2009)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 7, 2009, Spectra Energy Partners OLP, LP (“SEP OLP”), a wholly-owned subsidiary of Spectra Energy Partners, LP ( “SEP”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Atlas Pipeline Mid-Continent LLC (“APMC”), a wholly-owned subsidiary of Atlas Pipeline Partners, L.P. (“Atlas”), pursuant to which SEP OLP agreed to acquire all of the ownership interests of NOARK Pipeline System, Limited Partnership (“NOARK”) from APMC for total cash consideration of approximately $300 million, subject to certain closing adjustments. NOARK’s assets consist of 100% ownership interests in Ozark Gas Transmission, L.L.C. (“OGT”) and Ozark Gas Gathering, L.L.C. (“OGG”). Spectra Energy Corp indirectly owns the general partner of SEP and approximately 84% of the equity interests of SEP, including its 2% general partner interest.

OGT is a 565-mile, Federal Energy Regulatory Commission regulated interstate natural gas transmission pipeline system that extends from southeast Oklahoma through Arkansas into southeast Missouri. OGT services natural gas production in the Arkoma basin and the Fayetteville Shale and offers access to important regional, Midwest and Northeast markets. It also interconnects with the Texas Eastern interstate pipeline, an asset held by a wholly-owned subsidiary of Spectra Energy Corp. OGG is a 365-mile, fee-based, state regulated natural gas gathering system located in eastern Oklahoma and western Arkansas.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. Consummation of the transaction is subject to customary closing conditions, including Hart-Scott-Rodino approval. There can be no assurance that these closing conditions will be satisfied. SEP currently expects the transactions to close in the second quarter of 2009. SEP expects long-term financing for the transaction to be a combination of debt and equity consistent with its current capital structure. Pending long-term financing, SEP expects to finance the closing of the transaction using funds borrowed under SEP OLP’s existing credit facility and under a credit agreement entered into on April 7, 2009 (the “Credit Agreement”) by SEP OLP, as borrower, and Spectra Energy Capital, LLC (“SE Capital”), as lender, a subsidiary of Spectra Energy Corp. Under the Credit Agreement, SEP OLP may borrow up to $150 million from SE Capital for the purpose of funding the closing of the transaction. Borrowings under the Credit Agreement mature within 364 days and carry interest at an annual rate of 9.75%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ Reggie Hedgebeth
Reggie Hedgebeth
General Counsel

Date: April 13, 2009